Exhibit 99.1

Media:	Troy Kirkpatrick	Investors:	Brian Baker
	(614) 757-6225		(614) 757-5035
	troy.kirkpatrick@cardinalhealth.com		brian.baker@cardinalhealth.com

CARDINAL HEALTH REPORTS FIRST-QUARTER RESULTS

•	Earnings from continuing operations increase to $294 million, or $225 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations of $0.84 or $0.64 on a non-GAAP basis[2], an increase of 19 percent

DUBLIN, Ohio, Oct. 28, 2010 — Cardinal Health today reported fiscal 2011 first-quarter revenue of $24.4 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $0.64, up 19 percent versus last year, driven by 42 percent segment profit growth within its Pharmaceutical Segment.

“Our first quarter was an excellent start to the year,” said George Barrett, chairman and chief executive officer of Cardinal Health. “These results reflect the progress we have made in our Pharmaceutical Segment, specifically in the work we have been doing to improve margins across that segment by strengthening our generics programs and expanding our retail independent pharmacy customer base. Our Medical Segment declined as we had expected, largely as a result of unique events in the prior-year period and commodity price increases. Although medical procedures remained somewhat soft during the period, we continue to make great progress in our program to position our medical businesses to serve the needs of these evolving markets.”

Q1 FY11 SUMMARY

	Q1 FY11	Q1 FY10	Y/Y
Revenue	$24.4 billion	$24.8 billion	(1)%

Operating Earnings	$364 million	$240 million	52%
Non-GAAP Operating Earnings[3]	$372 million	$323 million	15%

Earnings/(Loss) from Continuing Operations	$294 million	($62) million	N.M.
Non-GAAP Earnings from Continuing Operations	$225 million	$194 million	16%

Diluted EPS from Continuing Operations	$0.84	($0.17)	N.M.
Non-GAAP Diluted EPS from Continuing Operations	$0.64	$0.54	19%

First-quarter GAAP earnings from continuing operations were $294 million or $0.84 per share. GAAP results include a positive $0.21 per share net, after-tax contribution from the gain on the sale of CareFusion stock. As previously announced, Cardinal Health, during the quarter, sold the remaining 30.5 million shares of common stock of CareFusion Corp. that it had retained from the

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Cardinal Health

spinoff. The aggregate proceeds from this sale were $705.9 million in cash. The transaction resulted in approximately $75 million in GAAP earnings with no associated income tax expense. GAAP results for the prior-year period were negatively impacted by certain items relating to the CareFusion spinoff.

SEGMENT RESULTS

Pharmaceutical Segment

Revenue for the Pharmaceutical Segment declined 1 percent to $22.3 billion as a result of reduced sales to existing bulk customers, previously disclosed contract terminations of two large-revenue customers and the effect on revenue mix from the conversion of certain brand pharmaceuticals to generics. Increased sales to retail independent pharmacies and other direct-store-door customers partially offset the revenue decline. Generic sales were up 19 percent, with sales under our SOURCESM Generics program up 34 percent. Segment profit increased 42 percent to $296 million primarily driven by strong generic performance, including the impact of new generic launches, and solid performance under branded manufacturer agreements, including the impact of branded pharmaceutical inflation. A change in estimated reserves related to distribution service agreement fees receivable from certain manufacturers also contributed $9 million to segment profit for the quarter.

	Q1 FY11	Q1 FY10	Y/Y
Revenue	$22.3 billion	$22.6 billion	(1)%
Segment Profit	$296 million	$208 million	42%

Medical Segment

Revenue for the Medical Segment decreased 3 percent to $2.2 billion. As previously disclosed, the prior period was positively impacted by the immediate revenue recognition of $51 million for international sales to CareFusion as a result of the spinoff. The unusually strong and early flu season in fiscal 2010 also contributed to the negative year-over-year comparison. As expected, segment profit declined for the quarter, down 28 percent to $83 million, driven by the combined prior-year impact of the CareFusion revenue recognition benefit and the unusual flu season, as well as the impact of commodity price increases on the current period’s cost of products sold.

	Q1 FY11	Q1 FY10	Y/Y
Revenue	$2.17 billion	$2.24 billion	(3)%
Segment Profit	$83 million	$115 million	(28)%

FISCAL 2011 OUTLOOK

“Given the strong start to the year for our Pharmaceutical Segment and the progress we project on various company-wide initiatives, we have become more confident in achieving the higher end of our non-GAAP diluted EPS guidance range of $2.38 to $2.48,” Barrett said.

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Cardinal Health

ADDITIONAL FIRST-QUARTER AND RECENT HIGHLIGHTS

•	Early completion of a $500 million share repurchase program, of which $250 million of shares were repurchased during the first quarter.

•

Named Meghan FitzGerald to the newly created position of president, Cardinal Health Specialty Solutions for the Pharmaceutical Segment and promoted Lisa Ashby to president, Category Management for the Medical Segment.

•	Completed Healthcare Solutions Holding acquisition on July 15.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. EDT to discuss first-quarter results and its future outlook. To access the call and corresponding slide presentation, go to the Investor page at cardinalhealth.com/investors or dial 617-213-4848 passcode 23771725. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until Nov. 1 by dialing 617-801-6888, passcode 65259301.

UPCOMING EVENTS

•	Annual Meeting of Cardinal Health Shareholders on Nov. 3 at Cardinal Health Headquarters in Dublin, Ohio.

•	2010 Credit Suisse Healthcare Conference on Nov. 10 at the Arizona Biltmore in Phoenix.

•	Lazard Healthcare Conference on Nov. 16 at the St. Regis Hotel in New York.

•	Cardinal Health Investor and Analyst Day on Dec. 7 at the Hudson Theatre in New York.

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

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Cardinal Health

[1]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spinoff Costs (as defined at the end of the attached tables), and (6) gain on sale of CareFusion stock, each net of tax.

[2]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

[3]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, and (5) Other Spinoff Costs included within distribution, selling, general and administrative expenses.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements, which are not based on historical facts, addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and tax accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties related to demand for Cardinal Health’s products and services; uncertainties and risks regarding CareFusion’s remaining obligations to Cardinal Health; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; uncertainties regarding the ability to successfully integrate and grow acquired businesses; and the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Oct. 28, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	First Quarter
(in millions, except per Common Share amounts)	2011	2010	% Change
Revenue	$24,437.5	$24,780.7	(1)%
Cost of products sold	23,475.3	23,871.9	(2)%

Gross margin	962.2	908.8	6%
Operating expenses
Distribution, selling, general and administrative expenses	591.9	586.1	1%
Restructuring and employee severance	1.8	59.6	N.M.
Acquisition related costs	1.3	0.1	N.M.
Impairments and loss on sale of assets	1.9	23.6	N.M.
Litigation (credits)/charges, net	1.4	(0.5)	N.M.

Operating earnings	363.9	239.9	52%
Other income, net	(7.5)	(8.9)	N.M.
Interest expense, net	22.0	33.9	(35)%
Loss on extinguishment of debt	—	39.9	N.M.
Gain on sale of investment in CareFusion	(74.8)	—	N.M.

Earnings before income taxes and discontinued operations	424.2	175.0	N.M.
Provision for income taxes	129.8	236.8	N.M.

Earnings/(loss) from continuing operations	294.4	(61.8)	N.M.
Earnings from discontinued operations (net of tax expense of $0.0 million and $26.0 million for the first quarter of fiscal 2011 and 2010, respectively)	0.4	23.6	N.M.

Net earnings/(loss)	$294.8	$(38.2)	N.M.

Basic earnings/(loss) per Common Share:
Continuing operations	$0.84	$(0.17)	N.M.
Discontinued operations	—	0.06	N.M.

Net basic earnings/(loss) per Common Share	$0.84	$(0.11)	N.M.

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.84	$(0.17)	N.M.
Discontinued operations	—	0.06	N.M.

Net diluted earnings/(loss) per Common Share	$0.84	$(0.11)	N.M.

Weighted average number of Common Shares outstanding:
Basic	348.9	359.1
Diluted[1]	351.9	359.1

[1]

Due to the loss from continuing operations and the net loss during the first quarter of fiscal 2010, dilutive potential Common Shares have not been included in the denominator of the dilutive per share computation due to their antidilutive effect.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2010	June 30, 2010
	(UNAUDITED)
Assets
Cash and equivalents	$2,712.2	$2,755.3
Trade receivables, net	5,454.1	5,170.6
Inventories	7,087.5	6,355.9
Prepaid expenses and other	664.4	637.1

Total current assets	15,918.2	14,918.9

Property and equipment, net	1,475.3	1,468.8
Investment in CareFusion	—	691.5
Goodwill and other intangibles, net	2,896.9	2,253.2
Other assets	682.1	657.8

Total assets	$20,972.5	$19,990.2

Liabilities and Shareholders’ Equity
Accounts payable	$10,532.3	$9,494.9
Current portion of long-term obligations and other short-term borrowings	233.6	233.2
Other accrued liabilities	1,685.7	1,809.5

Total current liabilities	12,451.6	11,537.6

Long-term obligations, less current portion	1,906.4	1,896.1
Deferred income taxes and other liabilities	1,375.5	1,280.4
Total shareholders’ equity	5,239.0	5,276.1

Total liabilities and shareholders’ equity	$20,972.5	$19,990.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in millions)	2011	2010
Cash Flows From Operating Activities:
Net earnings/(loss)	$294.8	$(38.2)
Earnings from discontinued operations	(0.4)	(23.6)

Earnings/(loss) from continuing operations	294.4	(61.8)
Adjustments to reconcile earnings/(loss) from continuing operations to net cash from operations:
Depreciation and amortization	68.5	66.3
Loss on extinguishment of debt	—	39.9
Gain on sale of investment in CareFusion	(74.8)	—
Impairments and loss on sale of assets	1.9	23.6
Share-based compensation	21.4	22.0
Provision for bad debts	2.7	12.3
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(272.3)	(716.1)
Increase in inventories	(731.8)	(28.1)
Increase in accounts payable	1,033.1	1,003.1
Other accrued liabilities and operating items, net	(125.4)	(99.6)

Net cash provided by operating activities - continuing operations	217.7	261.6
Net cash provided/(used in) operating activities - discontinued operations	(0.7)	144.4

Net cash provided by operating activities	217.0	406.0

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of cash acquired	(559.9)	(32.0)
Proceeds from sale of property and equipment	0.1	4.8
Additions to property and equipment	(62.0)	(37.0)
Proceeds from sale of investment in CareFusion	705.9	—

Net cash provided by/(used in) investing activities - continuing operations	84.1	(64.2)
Net cash used in investing activities - discontinued operations	—	(9.9)

Net cash provided by/(used in) investing activities	84.1	(74.1)

Cash Flows From Financing Activities:
Reduction of long-term obligations	(0.4)	(1,134.4)
Proceeds from issuance of Common Shares	8.4	30.1
Tax disbursements from share-based compensation	(14.1)	(11.4)
Tax proceeds/(disbursements) from exercises of stock options	2.0	(6.2)
Payment of premiums for debt extinguishment	—	(66.4)
Dividends on Common Shares	(70.3)	(64.2)
Purchase of treasury shares	(269.8)	—

Net cash used in financing activities - continuing operations	(344.2)	(1,252.5)
Net cash provided by financing activities - discontinued operations	—	1,283.8

Net cash provided by/(used in) financing activities	(344.2)	31.3

Net increase/(decrease) in cash and equivalents	(43.1)	363.2
Cash and equivalents at beginning of period	2,755.3	1,221.6

Cash and equivalents at end of period	$2,712.2	$1,584.8

Supplemental Information:
Non-cash investing and financing transactions for:
Retained investment in CareFusion at date of Spin-Off	$—	$863.1
Non-cash dividend in connection with Spin-Off	$—	$3,688.9

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	First Quarter		Non-GAAP First Quarter
(in millions)	2011	2010	2011	2010
Revenue
Amount	$24,438	$24,781
Growth Rate	(1)%	6%
Operating Earnings
Amount	$364	$240	$372	$323
Growth Rate	52%	(16)%	15%	4%
Earnings/(loss) from Continuing Operations
Amount	$294	($62)	$225	$194
Growth Rate	N.M.	N.M.	16%	15%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	First Quarter
(in millions)	2011	2010
PHARMACEUTICAL
Revenue
Amount	$22,273	$22,562
Growth Rate	(1)%	5%
Mix	91%	91%
Segment Profit
Amount	$296	$208
Growth Rate	42%	(2)%
Mix	78%	64%
Segment Profit Margin	1.33%	0.92%

	First Quarter
(in millions)	2011	2010
MEDICAL
Revenue
Amount	$2,169	$2,237
Growth Rate	(3)%	10%
Mix	9%	9%
Segment Profit
Amount	$83	$115
Growth Rate	(28)%	17%
Mix	22%	36%
Segment Profit Margin	3.82%	5.13%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended September 30, 2010 was $24,438 million, which included total segment revenue of $24,442 million and Corporate revenue of $(4) million. Total consolidated revenue for the three months ended September 30, 2009 was $24,781 million, which included total segment revenue of $24,799 million and Corporate revenue of $(18) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended September 30, 2010 were $364 million, which included total segment profit of $379 million and Corporate loss of $(15) million. Total consolidated operating earnings for the three months ended September 30, 2009 were $240 million, which included total segment profit of $323 million and Corporate loss of $(83) million. Corporate includes, among other things, restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	First Quarter
(in millions, except per Common Share amounts)	2011	2010
Restructuring and Employee Severance
Restructuring and employee severance	$(1.8)	$(59.6)
Tax benefit	0.6	17.4

Restructuring and employee severance, net of tax	$(1.2)	$(42.2)

Decrease to diluted EPS from continuing operations	$—	$(0.12)

Acquisition Related Costs
Acquisition related costs	$(1.3)	$(0.1)
Tax benefit	0.2	—

Acquisition related costs, net of tax	$(1.1)	$(0.1)

Decrease to diluted EPS from continuing operations	$—	$—

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(1.9)	$(23.6)
Tax benefit	0.7	8.1

Impairments and loss on sale of asset, net of tax	$(1.2)	$(15.5)

Decrease to diluted EPS from continuing operations	$—	$(0.04)

Litigation Credits/(Charges), Net
Litigation credits/(charges), net	$(1.4)	$0.5
Tax benefit/(expense)	0.6	(0.2)

Litigation credits/(charges), net, net of tax	$(0.8)	$0.3

Increase/(decrease) to diluted EPS from continuing operations	$—	$—

Other Spin-Off Costs
Other spin-off costs [1]	$(1.6)	$(42.3)
Tax benefit/(expense) [2]	0.6	(155.9)

Other spin-off costs, net of tax	$(1.0)	$(198.2)

Decrease to diluted EPS from continuing operations	$—	$(0.55)

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$74.8	$—
Tax expense	—	—

Gain on sale of CareFusion stock, net of tax	$74.8	$—

Increase to diluted EPS from continuing operations	$0.21	$—

Weighted Average Number of Diluted Shares Outstanding
Weighted average number of diluted shares outstanding	351.9	359.1
Antidilutive effect due to loss from continuing operations and net loss	—	1.9

Weighted average number of diluted shares outstanding for non-GAAP calculations	351.9	361.0

[1]

Other spin-off costs included in other income, net for the three months ended September 30, 2009 were $2.4 million. Other spin-off costs also included the $39.9 million loss on extinguishment of debt for the three months ended September 30, 2009. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

For the three months ended September 30, 2009, the tax expense associated with the other spin-off costs includes $171.9 million related to the anticipated repatriation of a portion of cash loaned to our entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	First Quarter
	2011	2010
Days Sales Outstanding	19.9	20.1
Days Inventory on Hand	23.8	23.1
Days Payable Outstanding	35.4	33.8
Debt to Total Capital	29%	33%
Net Debt to Capital	(12)%	15%
Return on Equity	22.4%	(2.2)%
Non-GAAP Return on Equity	17.1%	15.8%
Effective Tax Rate from Continuing Operations	30.6%	135.3%
Non-GAAP Effective Tax Rate from Continuing Operations	37.1%	35.4%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations. Refer to DSO, DIOH and DPO below for definitions and calculation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter 2011
(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$364	$2	$1	$2	$1	$2	—	$372
Growth Rate	52%							15%
Earnings Before Income Taxes and Discontinued Operations	$424	$2	$1	$2	$1	$2	($75)	$357
Provision for Income Taxes [1]	$130	$1	—	$1	$1	$1	—	$133
Earnings from Continuing Operations
Amount	$294	$1	$1	$1	$1	$1	($75)	$225
Growth Rate	N.M.							16%
Diluted EPS from Continuing Operations
Amount	$0.84	—	—	—	—	—	($0.21)	$0.64
Growth Rate	N.M.							19%

	First Quarter 2010
	GAAP	Restructuring and Employee Severance	Acquisition Related Costs	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$240	$60	—	$24	—	—	—	$323
Growth Rate	(16)%							4%
Earnings Before Income Taxes and Discontinued Operations	$175	$60	—	$24	—	$42	—	$300
Provision for Income Taxes [1]	$237	$17	—	$8	—	($156)	—	$106
Earnings/(Loss) from Continuing Operations
Amount	($62)	$42	—	$16	—	$198	—	$194
Growth Rate	N.M.							15%
Diluted EPS from Continuing Operations
Amount	($0.17)	$0.12	—	$0.04	—	$0.55	—	$0.54
Growth Rate	N.M.							15%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter		First Quarter
(in millions)	2011		2010
GAAP Return on Equity	22.4%		(2.2)%
Non-GAAP Return on Equity
Net earnings/(loss)	$294.8		$(38.2)
Restructuring and employee severance, net of tax, in continuing operations[1]	1.2		42.2
Acquisition related costs, net of tax, in continuing operations[1]	1.1		0.1
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	1.2		15.5
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	0.8		(0.3)
Other spin-off costs, net of tax[1]	1.0		198.2
Gain on sale of CareFusion stock, net of tax[1]	(74.8)		—
CareFusion net earnings in discontinued operations[1,2]	—		(20.1)

Adjusted net earnings	$225.3		$197.4
Annualized	$901.2		$789.6

	First Quarter	Fourth Quarter	First Quarter	Fourth Quarter
	2011	2010	2010	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,239.0	$5,276.1	$4,941.2	$8,724.7
Non-cash dividend related to CareFusion spin-off	—	—	—	(3,688.9)

Non-GAAP shareholders’ equity	$5,239.0	$5,276.1	$4,941.2	$5,035.8

Divided by average shareholders’ equity	5,257.6		4,988.5
Non-GAAP return on equity	17.1%		15.8%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2011	2010
GAAP Effective Tax Rate from Continuing Operations	30.6%	135.3%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$424.2	$175.0
Restructuring and employee severance	1.8	59.6
Acquisition related costs	1.3	0.1
Impairments and loss on sale of assets	1.9	23.6
Litigation (credits)/charges, net	1.4	(0.5)
Other spin-off costs	1.6	42.3
Gain on sale of CareFusion stock	(74.8)	—

Adjusted earnings before income taxes and discontinued operations	$357.4	$300.1

Provision for income taxes[1]	$129.8	$236.8
Restructuring and employee severance tax benefit[1]	0.6	17.4
Acquisition related costs tax benefit[1]	0.2	—
Impairments and loss on sale of assets tax benefit[1]	0.7	8.1
Litigation (credits)/charges, net tax benefit/(expense)[1]	0.6	(0.2)
Other spin-off costs tax benefit/(expense)[1]	0.6	(155.9)
Gain on sale of CareFusion stock tax expense[1]	—	—

Adjusted provision for income taxes	$132.5	$106.2
Non-GAAP effective tax rate from continuing operations	37.1%	35.4%

	First Quarter
	2011	2010
Debt to Total Capital	29%	33%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$233.6	$362.3
Long-term obligations, less current portion	1,906.4	2,103.5

Debt	$2,140.0	$2,465.8
Cash and equivalents	(2,712.2)	(1,584.8)

Net debt	$(572.2)	$881.0
Total shareholders’ equity	$5,239.0	$4,941.2
Capital	$4,666.8	$5,822.2
Net Debt to Capital	(12)%	15%

[1]	We apply varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets, litigation (credits)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	First Quarter
(in millions)	2011	2010
Days Inventory on Hand
Inventories	$7,087.5	$6,861.9
Cost of products sold	$23,475.3	$23,871.9
Chargeback billings	3,289.1	2,843.4

Adjusted cost of products sold	$26,764.4	$26,715.3
Adjusted cost of products sold divided by 90 days	$297.4	$296.8
Days inventory on hand	23.8	23.1

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

	First Quarter
	2011	2010
Days Payable Outstanding
Accounts payable	$10,532.3	$10,047.1
Cost of products sold	$23,475.3	$23,871.9
Chargeback billings	3,289.1	2,843.4

Adjusted cost of products sold	$26,764.4	$26,715.3
Adjusted cost of products sold divided by 90 days	$297.4	$296.8
Days Payable Outstanding	35.4	33.8

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with our spin-off of CareFusion that are not included in restructuring and employee severance, acquisition related costs, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to our entities within the United States

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days)

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation credits/(charges), net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) Other Spin-Off Costs, (6) CareFusion net earnings in discontinued operations and (7) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off